                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 2

                                       TO

                             LOAN PURCHASE AGREEMENT


     The LOAN PURCHASE AGREEMENT, dated as of May 10, 2002 (the "Agreement"), among NEW CENTURY FUNDING I, a Delaware statutory trust, NEW CENTURY MORTGAGE CORPORATION, a California corporation (the "Seller") and NEW CENTURY FINANCIAL CORPORATION, a Delaware corporation ("New Century Financial" and together with the Seller, the "New Century Parties"), as previously amended by Amendment No. 1 thereto dated as of November 21, 2002, is hereby being further amended by this Amendment No. 2 dated as of June 23, 2003 (the "Amendment") as follows:

1.   Amended Terms.  The Agreement is hereby amended as follows:

     (a) Section 3.01(a) (xii) of the Agreement is hereby amended to read as follows:

          "Tangible Net Worth. As of December 31, 2001, the aggregate Tangible Net Worth of New Century Financial is not less than $200,000,000. As used in this Agreement, the "Tangible Net Worth" of New Century Financial is the positive excess, if any of (i) all amounts which would be included under assets on the balance sheet of New Century Financial at such date under GAAP, but disregarding (a) assets booked as "organizational expenses" or as "goodwill", (b) notes due from Affiliates, (c) capitalized mortgage servicing rights, valued at the sole discretion of the Agent, using its reasonable business judgment, taking into account the level of interest rates, the characteristics of the mortgage loans and general market conditions, and (d) other intangible assets, over (ii) Total NC Indebtedness;"

     (b)  Section 4.01(h) is hereby amended to read as follows:

          "Limitation on Guarantees. The New Century Parties shall not create, incur, assume or suffer to exist any Guarantees by any of them of the obligations of others, in excess of $100,000 in the aggregate, except as otherwise listed on Schedule 4 hereto. As used in this Section 4.01(h), a "Guarantee" shall not include a guarantee by one or more of the New Century Parties of an obligation (including a capitalized lease obligation) of one or more other New Century Parties."

     (c)  Section 4.01(j) of the Agreement is hereby amended as follows:

          "Maintenance of Ratio of Total Indebtedness to Book Equity: Liquidity. New Century Financial (i) shall not permit the consolidated ratio of aggregate Total NC Indebtedness to its aggregate book equity as determined under GAAP to be greater than 10: 1 as measured as of the last day of each calendar quarter and (ii) shall provide to the Agent on the last day of each fiscal quarter a tabulation of all borrowings pursuant to the Other Financing Documents. At no time following the Effective Date shall New Century Financial have unencumbered cash or Cash Equivalents, including short-term investments, of less than $30,000,000."

     (d) The definition of "Total Indebtedness" is hereby replaced with the definition of "Total NC Indebtedness" as follows:

          "Total NC Indebtedness" means, for any period, the aggregate Indebtedness of New Century Financial during such period maintained in accordance with GAAP less the aggregate amount of any such Indebtedness that is reflected on the balance sheet of New Century Financial in respect of obligations incurred pursuant to a securitization transaction, solely to the extent such obligations are secured by the assets securitized thereby and are non-recourse to New Century Financial. In the event that any Indebtedness would be excluded from the calculation of Total NC Indebtedness but for the existence of recourse, New Century Financial shall be entitled nonetheless to exclude the amount of such Indebtedness that is not subject to recourse. The amount of any recourse shall be the stated or determinable amount thereof or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by New Century Financial in good faith and in accordance with GAAP."

     (e) Paragraph (15) of Part I (Eligible Mortgage Loans) of Schedule 1 to the Agreement is hereby deleted in its entirety and replaced with the following:

          "LTV. No First Mortgage Loan has a LTV greater than 100%. No Second Mortgage Loan has a CLTV greater than 100%.

     (f) Part II (Defined Terms) of Schedule 2 to the Agreement is hereby amended by the inclusion of the following proviso after the final word "Property" in each of the definitions of "Combined LTV or CLTV" and "Loan-to-Value Ratio or LTV":

          "provided, however, that the determination of such ratio for each Mortgage Loan shall be adjusted downward, as appropriate, to reflect the reductive effect of the PMI Policy (if any) for such Mortgage Loan."

     (g) New Century Capital Corporation is hereby added as a party to the Agreement as an additional "New Century Party". The defined term "New Century Parties" is hereby defined to refer, collectively, to New Century Financial Corporation, New Century Mortgage Corporation and New Century Capital Corporation.

2. Representations and Warranties. Each of the Seller and New Century Financial hereby represents and warrants to the Agent that, after giving effect to the amendments provided for herein, the representations and warranties contained in the Agreement and the other Note Documents will be true and correct in all material respects as if made on and as of the date hereof and that no Default or Event of Default will have occurred and be continuing.

3.   No Other Amendments, Effective Date.

          (a) Except and to the extent expressly amended herein, the Agreement shall remain in full force and effect, without any waiver, or additional amendment or modification of any other provision thereof.

          (b) The amendments effected hereby shall be deemed to apply prospectively from and after the date hereof, with the exception of (i) the amendment to Section 4.01(h) regarding Guarantees and (ii) the joinder of New Century Capital Corporation as a "New Century Party", which shall be deemed to apply retroactively to May 10, 2002.

4. Expenses. The New Century Parties agree to pay and reimburse the Agent for all of the reasonable out-of pocket costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of Dewey Ballantine LLP, counsel to the Agent.

5. Governing Law. This Amendment, in all respects, shall be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance, without regard to principles of conflicts of law.

6. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute but one and the same instrument.

7. Merger and Integration. Upon execution of this Amendment by the parties to the Agreement, this Amendment shall be incorporated into and merged together with the Agreement. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect and the Agreement as hereby amended is further ratified and reconfirmed in all respects.

8. Capitalized Terms. Capitalized terms used herein and not defined herein have their respective meanings as set forth in the Agreement and if not therein then by reference therein to terms in the Note Purchase Agreement.

9. Voting Rights. For the convenience of cross-referencing, reference is hereby made to that certain direction letter of even date herewith (the "Direction Letter") wherein New Century Mortgage Corporation, as the Administrator of New

     Century Funding I under the Administration Agreement and the Depositor under the Trust Agreement, (a) directs Wilmington Trust Company to take all such action with respect to the Trust as is consistent with the terms and conditions of each of the Agreement and the Trust Agreement and (b) thereby represents and warrants that (i) it is the holder of the majority of Voting Rights (as defined in the Trust Agreement) and (ii) the actions to be taken by Wilmington Trust Company pursuant to the Direction Letter and hereunder are authorized by, and do not conflict with, the Transaction Documents.

10. Liability. It is expressly understood and agreed by the parties that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding the Trust with respect thereto, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressly or impliedly contained herein, and the right to claim any and all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust hereunder or under any other related documents. Nothing expressed or implied in the preceding sentence, however, shall alter the terms and conditions of Section 5.1 of the Trust Agreement.

                  [Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Agreement to be duly executed and delivered as of the date specified above.

                                        NEW CENTURY FUNDING I


                                        By: WILMINGTON TRUST COMPANY, not in its
                                            individual capacity, but solely as
                                            Owner Trustee under the Trust
                                            Agreement


                                        By:       /s/  Patricia A. Evans
                                           -------------------------------------
                                           Name:  Patricia A. Evans
                                           Title: Assistant Vice President

                                        NEW CENTURY MORTGAGE CORPORATION


                                        By:      /s/  Patrick Flanagan
                                           -------------------------------------
                                           Name:  Patrick Flanagan
                                           Title: President

                                        NEW CENTURY FINANCIAL CORPORATION


                                        By:      /s/  Patrick Flanagan
                                           -------------------------------------
                                           Name:  Patrick Flanagan
                                           Title: Executive Vice President

                                        NC CAPITAL CORPORATION

                                        By:       /s/  Patrick Flanagan
                                           -------------------------------------
                                           Name:  Patrick Flanagan
                                           Title: Chief Executive Officer

         [Signature Page for Amendment No. 2 to Loan Purchase Agreement]